Exhibit 99.1

NEWS RELEASE

FOR:	Trump Entertainment Resorts, Inc. (NASDAQ NMS: TRMP)

CONTACT:	John Burke, Exec. VP and Treasurer, (212) 891-1503

FOR RELEASE:	8:00 A.M. (Eastern), Monday, October 3, 2005

TRUMP ENTERTAINMENT RESORTS ENTERS INTO GROUND LEASE

OPTION FOR POTENTIAL PHILADELPHIA GAMING SITE

—First Step in Applying for Anticipated Philadelphia Slot License —

ATLANTIC CITY, NEW JERSEY — Trump Entertainment Resorts, Inc. (NASDAQ NMS: TRMP) (the “Company”) announced today that it has entered into a five-year option to lease an approximately 18-acre parcel of land popularly known as the former “Budd Site” located at the intersection of Interstate 76 and Pennsylvania Route 1 in Philadelphia, Pennsylvania for the potential development of a gaming facility. The option represents the Company’s first step in applying for one of only two Class 2 Slot Licenses anticipated to be made available in the city of Philadelphia and one of five in the Commonwealth of Pennsylvania. The Class 2 Slot Licenses are anticipated to be issued by the Pennsylvania Gaming Control Board by the end of 2006 and will each initially allow the operation of up to 3,000 slot machines with the ability to apply for an additional 2,000 slot machines. If the Company acquires the gaming license, the Company will explore various development options, including developing a gaming and entertainment facility through a joint venture with a third party.

The option is with a subsidiary of Preferred Real Estate Investments, Inc., one of the largest privately-held commercial and industrial real estate developers in the U.S. Mid-Atlantic region specializing in the transformation of underutilized or obsolete facilities into cutting-edge commercial and industrial space. The Company and Preferred Real Estate Investments remain committed to the community surrounding the site and to the city of Philadelphia, as evidenced by town meetings held throughout the summer and which will be conducted throughout the Company’s application and development process.

About Our Company:

Trump Entertainment Resorts, Inc. is a leading gaming company that owns and operates four properties. The Company’s assets include Trump Taj Mahal Casino Resort and Trump Plaza Hotel and Casino, located on the Boardwalk in Atlantic City, New Jersey, Trump Marina Hotel Casino, located in Atlantic City’s Marina District, and the Trump Casino Hotel, a riverboat casino located in Gary, Indiana. Together, the properties comprise approximately 371,300 square feet of gaming space and 3,180 hotel rooms and suites. The Company is the sole vehicle through which Donald J. Trump conducts gaming activities and strives to provide customers with outstanding casino resort and entertainment experiences consistent with the Donald J. Trump standard of excellence. Trump Entertainment Resorts, Inc. is separate and distinct from Mr. Trump’s real estate and other holdings.

PSLRA Safe Harbor for Forward-Looking Statements

and Additional Available Information

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements so long as those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those projected in such statements.

All statements, trend analysis and other information contained in this release relative to the Company’s or its subsidiaries’ performance, trends in the Company’s or its subsidiaries’ operations or financial results, plans, expectations, estimates and beliefs, as well as other statements including words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “will,” “could” and other similar expressions, constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995. In connection with certain forward-looking statements contained in this release and those that may be made in the future by or on behalf of Trump Entertainment Resorts, Inc., the Company notes that there are various factors that could cause actual results to differ materially from those set forth in any such forward-looking statements. The forward-looking statements contained in this release were prepared by management and are qualified by, and subject to, significant business, economic, competitive, regulatory and other uncertainties and contingencies, all of which are difficult or impossible to predict and many of which are beyond the control of the Company. Accordingly, there can be no assurance that the forward-looking statements contained in this release will be realized or that actual results will not be significantly higher or lower. The forward-looking statements in this release reflect the opinion of the Company’s management as of the date of this release. Readers are hereby advised that developments subsequent to this release are likely to cause these statements to become outdated with the passage of time or other factors beyond the control of the Company. The Company does not intend, however, to update the guidance provided herein prior to its next release or unless otherwise required to do so. Readers of this release should consider these facts in evaluating the information contained herein. In addition, the business and operations of the Company are subject to substantial risks, including, but not limited to risks relating to liquidity and cash flows, which increase the uncertainty inherent in the forward-looking statements contained in this release. The inclusion of the forward-looking statements contained in this release should not be regarded as a representation by the Company or any other person that the forward-looking statements contained in the release will be achieved. In light of the foregoing, readers of this release are cautioned not to place undue reliance on the forward-looking statements contained herein.

Additional information concerning the potential risk factors that could affect the Company’s future performance are described from time to time in the Company’s periodic reports filed with the SEC, including, but not limited to, the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. These reports may be viewed free of charge on the SEC’s website, www.sec.gov, or on the Company’s website, www.trumpcasinos.com.

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